PRESS RELEASE – January 10, 2011

PEOPLES NEIGHBORHOOD BANK ENHANCES FINANCIAL PLANNING SERVICES AS PEOPLES ADVISORS LLC BECOMES PEOPLES WEALTH MANAGEMENT

(Hallstead, Pennsylvania, January 10, 2011)  Hallstead headquartered Peoples Neighborhood Bank announced that their financial planning affiliate, Peoples Advisors LLC, will now be known as Peoples Wealth Management, following the acquisition of Sterling Wealth Management.  Former principal of the Montrose, Pennsylvania based firm, William Lewis, will join Peoples Wealth Management as Vice President and Managing Director.  Mr. Lewis brings advanced financial planning certifications and a comprehensive approach to wealth management to the Peoples family.  “I’m proud to be given this opportunity to join the most trusted financial institution in our region and look forward to helping Peoples’ customers manage their wealth” said Mr. Lewis.

Current Peoples Advisors LLC clients will see no changes to their existing accounts and Peoples Advisors’ Mick Saravitz will continue to serve his existing clients.  “We are very happy to welcome Mr. Lewis into the Peoples family and look forward to offering our clients more robust options for growing and preserving their wealth.  Peoples Wealth Management represents an exciting new era for our organization” said Alan Dakey, President and CEO of Peoples Neighborhood Bank.

Peoples Neighborhood Bank was founded in 1905 and its 11 branches serve Northeastern Pennsylvania and the Southern Tier of New York.